UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):          March 26, 2007
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 26, 2007, The GEO Group, Inc. (“GEO”) used $200.0 million of the proceeds from its recently completed follow-on equity offering (the “Offering”) to repay debt outstanding under the term loan portion of its senior secured credit facility. The Offering, which was comprised of the sale of 5,462,500 shares of GEO common stock, including the exercise by the underwriters of their over-allotment option, closed on March 23, 2007. GEO received net proceeds of approximately $226.3 million from the Offering.
GEO plans to use the remaining proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures and potential acquisitions of complementary businesses and other assets.
A copy of GEO’s press release, dated March 27, 2007, relating to the debt repayment is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
99.1	Press Release of the Company, dated March 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
March 27, 2007 Date	By:	/s/ John G. O'Rourke
John G. O'Rourke
Senior Vice President -- Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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